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                                                                    EXHIBIT 10.4




                            SHARE PURCHASE AGREEMENT
                            (UNICCO Service Company)


        This Share Purchase Agreement (the "Agreement") dated as of June 20, 1996, is between UNICCO Service Company, a Massachusetts business trust ("UNICCO") and George A. Keches (the "Purchaser").

        UNICCO hereby offers to the Purchaser, and the Purchaser hereby subscribes for, 27 Non-Voting shares (the "Shares") of UNICCO under the terms and conditions set forth herein.

        Therefore, the Parties agree as follows:

        1. PURCHASE AND SALE. Upon the execution of this Agreement, UNICCO shall issue and deliver to the Purchaser a certificate representing 27 Shares in consideration of the Purchaser's payment of $8,035.42 per share (for a total of $216,945.00) to be paid by delivery of a Promissory Note in the form of EXHIBIT A hereto.

        2. REPURCHASE OF SHARES. If at any time the Purchaser's employment with UNICCO is terminated for any reason (including, without limitation, voluntary termination, involuntary termination by UNICCO with or without cause, or death or disability), the Purchaser shall be required to sell, and UNICCO shall be required to purchase, for the purchase price described below, all of the Shares sold to the purchaser hereunder. The purchase price of the Shares sold pursuant to this Section 2 shall be the book value of such shares, determined by UNICCO's independent public accountants (the "Accountants") as of the last day of the month next preceding the month in which the termination of Purchaser's employment with UNICCO shall have occurred, which determination shall be final and binding on all parties hereto in the absence of manifest error.

        Notwithstanding the foregoing provisions, if (a) UNICCO terminates the Purchaser's employment without cause and (b) UNICCO or Steven C. Kletjian, Robert P. Kletjian, Richard J. Kletjian, and George A. Keches (the "Existing Stockholders") enter into an agreement within one year after the effective date of the Purchaser's termination of employment in which (i) UNICCO agrees to sell all or substantially all of its assets not in the ordinary course of its business or (ii) the Existing Stockholders agree to sell more than fifty (50%) percent of their shares of UNICCO (to persons or entities other than Permitted Transferees, as defined below), the Purchaser shall be entitled to receive a percentage of the consideration received by UNICCO from the sale of its assets after satisfaction of all liabilities or received by the Existing Stockholders for the sale of their shares, as the case may be, equivalent to the percentage of the shares of UNICCO previously owned by the Purchaser on the effective date of such termination as reduced by all previous payments made to the Purchaser pursuant to this Section.

        "Permitted Transferees" as used herein means (i) other Existing Stockholders, (ii) the spouses, parents, sisters, brothers, ancestors and lineal descendants ("Family Members") of Existing Stockholders or any trust established for the benefit of any Family Members of Existing





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Stockholders, (iii) any corporation, partnership, trust or other entity in which the Existing Stockholders or Family Members own more than fifty (50%) percent of the outstanding capital stock, partnership interest or other beneficial interest or (iv) any estate of a deceased Existing Stockholder or Family Member.

        3. CLOSING OF UNICCO PURCHASE. The closing of any purchase and sale of Shares required under the provisions of Section 2 shall be held within a reasonable time, not to exceed sixty (60) days, after the termination of the Purchaser's employment with UNICCO. At the closing, UNICCO shall make payment for the Shares being purchased by delivering the full amount of the total purchase price in cash or by certified or bank check, and the Purchaser (or his legal representative, in the event of the Purchaser's death) shall deliver to UNICCO the certificates for the Shares being sold, free and clear of all liens and encumbrances, together with duly executed stock powers. At the closing, the Purchaser shall repay UNICCO, in cash or by certified or bank check, the full principal amount (and all accrued and unpaid interest thereon) of all loans and advances made by UNICCO to the Purchaser.

        4. RESTRICTIONS ON TRANSFER. The Purchaser agrees that, during the term of his employment with UNICCO, he will not sell, assign, give, transfer, pledge, hypothecate, mortgage or otherwise encumber or dispose of all or any of the Shares (or any interest therein) transferred to him pursuant hereto. UNICCO may at any time waive any restriction imposed by this Section 4 with respect to all or any portion of such shares.

        5. TERMINATION OF RESTRICTIONS UPON PUBLIC OFFERING. The restrictions on transfer set forth in Section 4 hereof, and the obligations set forth in Section 2 hereof, shall terminate upon an offering and distribution (if ever) to the public of shares of UNICCO's voting shares of Common Stock pursuant to a registration statement filed under the Securities Act of 1933, as amended (the "Securities Act"), or a successor statute.

        6. INVESTMENT REPRESENTATION. The Purchaser represents that his acquisition of the Shares is for his own account for investment and not with a view to the resale or distribution thereof, and that no subsequent sale or offer for sale of the Shares shall be made unless (i) the Shares are registered under the Securities Act and applicable state securities laws or (ii), in the opinion of UNICCO's counsel, an exemption from such registration is available.

        7. EMPLOYMENT RIGHTS. The Purchaser's ownership of the Shares shall not confer upon him any right with respect to his employment by UNICCO, UNICCO or any parent or subsidiary of UNICCO nor shall such ownership interfere in any way with the right of any of such companies to terminate the employment of the Purchaser.

        8. LEGEND ON CERTIFICATES. UNICCO shall place a legend on each certificate representing the Shares transferred to the Purchaser hereunder reflecting the restrictions on transfer and UNICCO's repurchase obligations set forth herein.

        9. NOTICES. Any communication or notice required or permitted to be given under this





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Agreement shall be in writing and mailed by registered or certified mail or delivered in hand, if to UNICCO and the Existing Stockholders, to UNICCO's Treasurer at 4 Copley Place, Boston, Massachusetts 02116 or such other address as UNICCO may specify in writing to the Purchaser, and if to the Purchaser, to such address as the Purchaser shall last have furnished to UNICCO.

        10. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the respective parties hereto.

        Executed as a sealed instrument as of June 20, 1996.

                                      UNICCO SERVICE COMPANY



                                      By: /s/ STEVEN C. KLETJIAN
                                          --------------------------------------
                                          Steven C. Kletjian, Chairman/CEO



                                      /s/ GEORGE A. KECHES
                                      ------------------------------------------
                                      George A. Keches